UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2017

MAGICJACK VOCALTEC LTD.
(Exact name of registrant as specified in its charter)

Israel	000-27648
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

12 BENNY GAON STREET, BUILDING 2B
POLEG INDUSTRIAL AREA, NETENYA, ISRAEL 42504
(Address of principal executive offices, including zip code)

Telephone: (561) 749-2255
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

(a)  On April 19, 2017, magicJack VocalTec Ltd. (the “Company”) held its 2016 annual general meeting of shareholders.

(b)  A quorum was present with respect to each matter before the shareholders at the annual general meeting.

1.  The following directors were elected to serve as directors of the Company until the next annual general meeting of shareholders and until their successors have been duly elected and qualified:  Donald A. Burns, Richard Harris, Dr. Yuen Wah Sing, Gerald Vento, Don C. Bell III, Izhak Gross and Alan B. Howe.  Set forth below are the final voting results for each director:

Name	For	Against	Abstain	Broker Non-Votes
Donald A. Burns	6,304,549	1,739,375	5,458	0
Richard Harris	7,319,398	725,123	5,458	0
Dr. Yuen Wah Sing	7,291,601	752,920	5,458	0
Gerald Vento	7,263,979	781,542	4,458	0
Don C. Bell III	7,881,327	163,963	16,853	0
Izhak Gross	7,899,532	132,897	16,853	0
Alan B. Howe	7,904,523	137,212	7,576	0

2.  The shareholders approved the Company’s amended compensation policy pursuant to the following final voting results:

For	Against	Abstain	Broker non-Vote
5,835,813	745,595	47,515	0

As provided in the Israeli Companies Law, this proposal received a majority of the votes of the shareholders who are not controlling shareholders and do not have a personal interest in the approval of the proposal (excluding personal interest that is not due to a relationship with the controlling shareholder), and the total number of shares voted against the proposal did not exceed 2% of the aggregate voting rights of the Company.

3.  The shareholders approved the grant of restricted stock of the Company to director Izhak Gross pursuant to the following final voting results:

For	Against	Abstain	Broker non-Vote
4,998,475	1,608,826	21,284	0

4.  The shareholders approved the acceleration of vesting of shares of restricted stock held by Mr. Yoseph Dauber pursuant to the following final voting results:

For	Against	Abstain	Broker non-Vote
5,790,929	795,774	41,275	0

As provided in the Israeli Companies Law, this proposal received a majority of the votes of the shareholders who are not controlling shareholders and do not have a personal interest in the approval of the proposal (excluding personal interest that is not due to a relationship with the controlling shareholder), and the total number of shares voted against the proposal did not exceed 2% of the aggregate voting rights of the Company.

5.  The shareholders approved the limited extension of the Employment Agreement with Mr. Gerald Vento, the Company’s President and Chief Executive Officer, from January 1, 2017 through March 9, 2017, the date the Company appointed Don C. Bell, III as President and Chief Executive Officer to replace Mr. Vento, and approved entering into a consulting agreement with Mr. Vento effective March 10, 2017, the date immediately following his separation date, by the following final voting results:

For	Against	Abstain	Broker non-Vote
5,800,617	718,762	12,397	0

As provided in the Israeli Companies Law, this proposal received a majority of the votes of the shareholders who are not controlling shareholders and do not have a personal interest in the approval of the proposal (excluding personal interest that is not due to a relationship with the controlling shareholder), and the total number of shares voted against the proposal did not exceed 2% of the aggregate voting rights of the Company.

6.  The shareholders approved the reappointment of BDO USA, LLP and BDO Ziv Haft, Certified Public Accountants (Isr) as the Company’s independent registered public auditor for the year ending December 31, 2016 and authorized the Company’s Board of Directors, subject to the approval of the Audit Committee, to fix the compensation of the auditors in accordance with the volume and nature of their services, pursuant to the following final voting results:

For	Against	Abstain	Broker non-Vote
8,009,965	74,213	13,511	0

(c)  As previously disclosed, on March 30, 2017, shareholders Paul M. Posner and Carnegie Technologies Holdings, LLC (collectively “Carnegie”) agreed to irrevocably withdraw its proposal to nominate a competing slate of candidates for election to the Company’s board of directors. On April 4, 2017, the Company filed additional proxy soliciting material disclosing this development and provided to all shareholders supplemental information which amended and, to the extent inconsistent, superseded the corresponding information in the previously furnished proxy statement dated March 15, 2017 for the annual general meeting.  There is no agreement as between Carnegie and the Company relating to Carnegie’s withdrawal of its competing slate and the Company incurred no cost in connection with the resolution of this matter. As disclosed in the definitive proxy statement filed by the Company, the Company previously entered into a settlement agreement with David Kanen and Kanen Wealth Management, LLC (collectively “Kanen”) pursuant to which Kanen withdrew its proposal relating to its intent to nominate candidates for election to the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Jose Gordo
Name: Jose Gordo
Title: Chief Financial Officer

Date: April 25, 2017